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                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Ariel Corporation
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:


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                                ARIEL CORPORATION
                                 2540 Route 130
                           Cranbury, New Jersey 08512

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF ARIEL CORPORATION:

         Notice is hereby given that a special meeting of the stockholders of Ariel Corporation (the "Company") will be held at the Company's offices at 2540 Route 130, Cranbury, New Jersey on Wednesday, December 20, 2000 at 10:00 A.M., Eastern Standard Time, for the following purposes:

         1. To vote upon the future issuance of 2,151,000 shares of common stock upon the exercise of warrants issued by the Company in connection with a private placement of common stock completed in February 2000; and to approve the issuance to the investors in the February 2000 private placement of up to 2,151,000 additional warrants to purchase one share of common stock as consideration for their agreement to amend certain provisions of the original warrants and to exercise the original warrants before January 15, 2001; in each case to comply with Rule 4350 (formerly Rule 4460) of the National Association of Securities Dealers, Inc.; and

         2. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

         Stockholders of record at the close of business on November 15, 2000 are entitled to notice of and to vote at the meeting.

         In order to ensure a quorum, it is important that the stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

         In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

                                    By Order of the Board of Directors

                                    HAROLD W. PAUL
                                    Secretary

November 27, 2000



  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN
   THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU
              MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.


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                                ARIEL CORPORATION
                                 2540 Route 130
                           Cranbury, New Jersey 08512

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS

         This proxy statement contains information related to the Special Meeting of stockholders of Ariel Corporation to be held on Wednesday, December 20, 2000, beginning at 10:00 A.M. at the Company's offices at 2540 Route 130, Cranbury, New Jersey and at any postponements or adjournments thereof. This statement is first being sent to stockholders on or about November 27, 2000.

                                ABOUT THE MEETING

What is the purpose of the Special Meeting?

         At the meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting and as more fully described therein.

Who is entitled to vote?

         Only stockholders of record at the close of business on the Record Date, November 15, 2000, are entitled to receive notice of the meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. Stockholders who purchased shares of common stock in the February 2000 private placement must abstain from voting on Proposal No. 1.

Who can attend the Meeting?

         All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

         Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 13,083,720 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker "non-votes" will be included in the calculation of the number of shares considered to be present at the meeting.


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How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board of Directors' recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

         The Board of Directors' recommendation is a vote in favor of Proposal No. 1.

         With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve Proposal No. 1?

         The affirmative vote of the holders of a majority of the votes cast by the stockholders at the meeting, represented in person or by proxy is required for the approval of Proposal No. 1 pursuant to Rule 4350. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will not have an effect on the outcome of the vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to Proposal No. 1. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted. Shares represented by such broker "non-votes" will, however, be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

Who are the largest owners of the Company's common stock?

         The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock, other than Mr. Agnello, the Company's Chairman, who owns 6.0%.

How much stock do the Company's directors and executive officers own?

         The following table shows the amount of the Company's common stock beneficially owned (unless otherwise indicated) by the Company's directors and the executive officers. Except as otherwise indicated, all information is as of November 15, 2000.

                                        Number of Shares
Directors and Executive Officers       Beneficially Owned   Percentage
--------------------------------       ------------------   ----------
Jay H. Atlas                              236,250(1)          1.8%
Anthony M. Agnello                        782,000(2)          6.0%
Esmond T. Goei                             15,000(3)           *
Harold W. Paul                             33,500(4)           *
Ira Fuchs                                  50,000(3)           *
Carlos G. Borgialli                        12,500(5)           *
John R. Loprete                             8,500(6)           *
Dennis I. Schneider                       242,000(7)          1.8%
                                        -----------          ----
All officers and directors as
a group (nine people)                   1,379,750            10.5%
-----------------------------
*     Less than l%.
(1)   Includes 236,250 shares subject to presently exercisable options.
(2)   Includes 175,000 shares subject to presently exercisable options.
(3) All shares beneficially owned by Messrs. Goei and Fuchs reflect options issued in exchange for their services as directors.
(4)   Includes 30,000 shares subject to presently exercisable options.
(5)   Includes 12,500 shares subject to presently exercisable options.
(6)   Includes 7,500 shares subject to presently exercisable options.
(7)   Includes 242,000 shares subject to presently exercisable options.





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                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock is 42,000,000 shares, consisting of 40,000,000 shares of common stock, $.001 par value per share, and 2,000,000 shares of preferred stock, $.001 par value per share. As of the Record Date, November 15, 2000, 13,083,720 shares of common stock were outstanding, and there were 223 holders of record. In addition, as of November 15, 2000, there were outstanding options for the purchase of 2,714,776 shares of common stock and outstanding warrants for the purchase of 2,559,681 shares of common stock, including the warrants issued in the February 2000 private placement. No shares of preferred stock are currently outstanding.

Common Stock

         The holders of shares of common stock are entitled to one vote for each share held of record on any matters to be voted on by stockholders. The election of directors requires a plurality vote of those shares of common stock represented at any stockholders meeting. Upon the notice of one or more stockholders that the stockholder intends to cumulate his or her votes, and in accordance with the conditions contained in our bylaws, every stockholder entitled to vote at an election for directors shall have the right to cumulate his or her votes. If cumulative voting is effected, each stockholder will be entitled to give one candidate a number of votes equal to the number of votes to which the stockholder's shares are normally entitled, or to distribute the stockholder's votes among as many candidates as the stockholder sees fit. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of legally available funds. We have never paid cash dividends on our common stock and do not plan to do so in the foreseeable future. In the event of liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

         Our authorized shares of preferred stock may be issued in one or more series and the board of directors is authorized, without further action by the stockholders, to designate the rights, preferences, limitations of, and restrictions upon, shares of each series, including dividend, voting, redemption and conversion rights. We believe that the availability of preferred stock issuable in series provides increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs. We cannot describe the actual effects the issuance of any series of preferred stock would have on the rights of holders of common stock until the board of directors determines the specific terms, rights and preferences of a series of preferred stock. However, such effects might include, among other things, restricting dividend payments on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock. In addition, the issuance of preferred stock may have the effect of facilitating, as well as impeding or discouraging, a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. The market price of the common stock could also be adversely affected by the issuance of preferred stock.

         Pursuant to our rights plan, the board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock. Until the occurrence of certain triggering events, the rights will be evidenced by the outstanding shares of common stock listed in the books and records maintained by our transfer agent and will not be separately issued.

Warrants

         At September 30, 2000, Transamerica Business Credit Corporation owned 100,000 warrants exercisable at $3.763 per share that were issued as consideration for certain waivers and amendments to our credit agreement.

         On February 24, 2000, we issued 2,151,000 warrants to purchase common stock with an exercise price of $6.875 to the investors in the private placement. The warrants were not exercisable until September 1, 2000. The warrants currently provide that the exercise price will be reset on March 1, 2001, the one year anniversary date of the issuance of the warrants, to the average market price for the five trading days preceding March 1, 2000, provided that the average market price is less than $6.875.

         The placement agents for the private placement were issued an aggregate of 184,850 warrants to purchase common stock at $6.875 per share as partial compensation for their services.

                                   PROPOSAL I

         TO VOTE UPON THE FUTURE ISSUANCE OF 2,151,000 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS ISSUED BY THE COMPANY IN CONNECTION WITH A PRIVATE PLACEMENT OF COMMON STOCK COMPLETED IN FEBRUARY 2000; AND TO APPROVE THE ISSUANCE TO THE INVESTORS IN THE FEBRUARY 2000 PRIVATE PLACEMENT OF UP TO 2,151,000 ADDITIONAL WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK AS CONSIDERATION FOR THEIR AGREEMENT TO AMEND CERTAIN PROVISIONS OF THE ORIGINAL WARRANTS AND TO EXERCISE THE ORIGINAL WARRANTS BEFORE JANUARY 15, 2001; IN EACH CASE TO COMPLY WITH RULE 4350 (FORMERLY RULE 4460) OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

         In the fourth quarter of 1999, we began exploring ways in which we could raise capital to launch our new products targeted at the Internet service provider market and to support our longer-term growth plans. We hired an investment banking firm and discussed with them a number of financing alternatives, including accessing the public and private markets. We concluded, based on the advice of our investment bankers, that raising capital through a private placement was the most effective way to raise the minimum amount of proceeds the Company needed to execute its new business strategy in the shortest time frame. In February 2000, we completed a private placement to a group of investors of 2,151,000 shares of common stock at a purchase price of $4.00 per share and 2,151,000 warrants to purchase shares of common stock with an initial exercise price of $6.875, which represented a premium of $0.125 over the closing price of the Company's common stock on the Nasdaq Stock Market on the day prior to the closing of the private placement. The warrants were not exercisable until September 1, 2000. The warrants contain a reset provision which provides that if the average closing price of the common stock on the National Market System for the five trading days immediately preceding the first anniversary date of the issuance of the warrant is lower than the warrant purchase price, then the price will be reset to such average price. The warrant exercise price is also subject to adjustment under other circumstances.

         Rule 4350 of the Nasdaq Stock Market sets forth certain corporate governance standards for issuers whose common stock is listed on the Nasdaq Stock Market. Rule 4350 requires, among other things, that an issuer obtain stockholder approval for the sale or issuance other than through a public offering of a number of shares of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value, which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The issuance of the common stock in the February private placement represented less than 20% of the Company's outstanding common stock, and therefore under Rule 4350, did not require stockholder approval. Based on conversations with a representative of the NASD, we believed that, inasmuch as the warrant contained a delayed exercise period of six months and was initially priced above the market price on the date of issuance, the warrants would be viewed separately from the issuance of the common stock and therefore would not be included in the calculation of the percentage of securities being issued at a price below the market price for purposes of compliance with Rule 4350. In addition, we believed that because the warrant exercise price would not be reset until one year after their issuance and that the reset price would not fall below the market price at the time of the reset, that the reset provision would not affect Rule 4350 compliance. The common shares and the additional shares underlying the warrants were registered with the Securities and Exchange Commission. In connection with the registration of the shares, we sought to list the additional shares with the Nasdaq Stock Market. We were informed by the listing qualifications unit of the Nasdaq Stock Market that they believed that the warrant reset provision could potentially result in the issuance of additional shares below the market price of the common stock on the day that the warrants were issued, and therefore the issuance of the common stock and warrants should be considered together. If considered together, the issuance could exceed the 20% limitation of Rule 4350. After additional discussions with the NASD, we agreed that we would seek stockholder approval of the issuance.

         Subject to the receipt of stockholder approval, we have agreed with certain of the investors in the private placement to amend the terms of the initial warrant to, among other things, reset the exercise price of the warrants to $1.50 per share and to change the expiration date of the warrant to January 15, 2001. These investors have also agreed that they will exercise their warrants prior to their expiration date. These warrant exercises will result in additional working capital for the Company. As consideration for these changes, we have agreed to issue an additional warrants to these investors exercisable for a five-year period at an exercise price of $1.50. If all investors in the private placement were to agree to these changes to the original warrant issuance, an additional 2,151,000 warrants to purchase common stock purchase warrants may be issued. Certain of the investors in the private placement have not agreed to these changes, and unless they otherwise agree, on March 1, 2001, the exercise price of their warrants will be reset as provided in the original warrant agreement, however, these investors will not receive an additional warrant.

         The Nasdaq Stock Market has the authority to delist the securities of any issuer that fails to comply with its listing criteria, including the stockholder voting provisions of Rule 4350. Therefore, if we do not obtain stockholder approval to issue the shares of common stock upon exercise of the warrants in excess of the limits of Rule 4350, and we nonetheless issue such shares, the Company's common stock could be delisted from the Nasdaq Stock Market. In the event of the delisting of the Company's securities from the Nasdaq Stock Market, trading, if any, in the Company's securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, the market price of the Company's common stock could be adversely affected and an investor could find it more difficult to dispose, or to obtain accurate quotations as to the market value, of the common stock.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

                             SECTION 16(a) REPORTING

         Under the Federal securities laws, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent (10%) or more of the Company's common stock must report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 1999, the Company believes all reports required to be filed under Section 16(a) were filed on a timely basis.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters, other than those referred to in the Notice of Meeting, which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy with his or her or its best judgment.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's common stock.

                              STOCKHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before January 8, 2001.

                                    By Order of the Board of Directors

                                    HAROLD W. PAUL
                                    Secretary

                                ARIEL CORPORATION

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 20, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Dennis I. Schneider with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of Ariel Corporation (the "Company") to be held at the principal executive offices of the Company's located at 2540 Route 130, Cranbury, New Jersey on December 20, 2000 at 10:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated November 27, 2000 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

         This Proxy is solicited on behalf of Ariel Corporation's Board of Directors.

         TO VOTE UPON THE FUTURE ISSUANCE OF 2,151,000 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS ISSUED BY THE COMPANY IN CONNECTION WITH A PRIVATE PLACEMENT OF COMMON STOCK COMPLETED IN FEBRUARY 2000; AND TO APPROVE THE ISSUANCE TO THE INVESTORS IN THE FEBRUARY 2000 PRIVATE PLACEMENT OF UP TO 2,151,000 ADDITIONAL WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK AS CONSIDERATION FOR THEIR AGREEMENT TO AMEND CERTAIN PROVISIONS OF THE ORIGINAL WARRANTS AND TO EXERCISE THE ORIGINAL WARRANTS BEFORE JANUARY 15, 2001; IN EACH CASE TO COMPLY WITH RULE 4350 (FORMERLY RULE 4460) OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

                 FOR _               AGAINST _               ABSTAIN _

         2. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


                  (Continued and to be signed on reverse side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                           Dated:                    , 2000


       ------------------------------------------------
                 (Print name of Stockholder)

       ------------------------------------------------
                 (Print name of Stockholder)

       ------------------------------------------------
                         Signature

       ------------------------------------------------
                         Signature

       ------------------------------------------------
                         Number of Shares

Note: Please sign exactly as name appears in the Company's records. Joint owners should both sign.